                           GIGA-TRONICS INCORPORATED

                        NOTICE OF GRANT OF STOCK OPTION


     Notice is hereby given of the following option grant (the "Option") made to purchase shares of Giga-Tronics Incorporated (the "Company") common stock (the "Common Stock") under the Company's Restated 1990 Stock Option Plan (the "Plan"):

          Optionee: ________________________________________

          Grant Date: ______________________________________

          Option Price:  _________________________ per share

          Number of Optioned Shares: _______________________

          Expiration Date: _________________________________

          Type of Option: __________________________________

          Exercise Schedule: Provided Optionee remains in the Service of the Company (as defined in the Stock Option Agreement), the Option will become exercisable in an series of four (4) equal and successive annual installments, beginning one year after the Grant Date.

          The Option is granted pursuant to the provisions of the Plan, and the terms and conditions of the Option are as set forth in the Stock Option Agreement attached hereto as Exhibit A.


                         GIGA-TRONICS INCORPORATED



                         By _______________________________

                         Title: ___________________________



                         __________________________________
                         Optionee

                Address: __________________________________

                         __________________________________



DATED: ________________, 199_

                                                                         OFFICER

                                   EXHIBIT A

                           GIGA-TRONICS INCORPORATED

                            STOCK OPTION AGREEMENT

                                  WITNESSETH:

RECITALS

          A. The Board of Directors of the Company (the "Board") has adopted the Company's Restated 1990 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers and directors) who contribute to the financial success of the Company or its parent or subsidiary corporations.

          B. Optionee is an individual who is to render valuable services to the Company or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

          C. For purposes of this Agreement, the following definitions shall be in effect:

          Employee: Optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its Parent or Subsidiary corporations.

          Fair Market Value: The Fair Market Value per share of Common Stock on any relevant date under the Plan shall be the closing selling price per share of Common Stock on such date, as quoted on the NASDAQ National Market System (or any successor system). Should the Common Stock become traded on a national securities exchange, then the Fair Market Value per share shall be the closing selling price on such exchange on the date in question, as such price is quoted on the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on the NASDAQ National Market System (or national securities exchange) on the date in question, then the Fair Market Value shall be the closing selling price on the NASDAQ National Market System (or such securities exchange) on the last preceding date for which such quotation exists.

            Parent: A corporation shall be deemed to be a Parent of the Company if it is a corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            Section 16(b) Insider: Optionee shall be considered to be a Section 16(b) Insider on any relevant date under the Plan if such individual (A) is at the time an officer or director of the Company subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934 or (B) was such an officer or director at any time during the six-month period immediately preceding the date in question and made any purchase or sale of Common Stock during such six-month period.

            Service: Optionee shall be deemed to be in the Service of the Company for so long as such individual (i) renders services on a periodic basis to the Company or one or more of its Parent or Subsidiary corporations as an Employee or (ii) serves as a non-employee member of the Board.

            Subsidiary: A corporation shall be deemed to be a Subsidiary of the Company if it is a member of an unbroken chain of corporations beginning with the Company provided each corporation in such chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. In the event this option is a non-statutory option as specified in the Grant Notice, the term "Subsidiary" shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another subsidiary corporation, more than a fifty percent (50%) interest in voting power, capital or profits.

TERMS

          1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Company's Common Stock (the "Optioned Shares") as is specified in the Grant Notice. The Optioned Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Grant Notice.


                                       2.

          2. Option Term. This option shall have a maximum term of five (5) years measured from the Grant Date and shall accordingly expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 7A of this Agreement.

          3. Transferability. This option shall not be transferable or assignable by Optionee other than by will or by the laws of descent and distribution. Accordingly, this option may be exercised, during Optionee's lifetime, only by Optionee.

          4. Exercisability. This option shall become exercisable for the Optioned Shares in one or more installments as is specified in the Grant Notice. As the option becomes exercisable in one or more installments, it shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 7A of this Agreement.

          5. Termination of Service. In connection with the Optionee's cessation of Service, the option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date in accordance with the following provisions:

                (i)  Except as otherwise provided in subparagraphs (ii) and
        (iii) below, should the Optionee's Service with the Company terminate at any time during the option term, then the period for exercising this option shall be reduced to a twelve (12) month period commencing with the date of such termination of Service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, this option may not be exercised for more than the number of Optioned Shares (if any) for which the option is exercisable on the date of Optionee's termination of Service.(1) Upon the expiration of such twelve (12) month period or (if earlier) upon the Expiration Date, the option shall terminate and cease to be outstanding.

               (ii) Should Optionee die while this option is outstanding, then the personal representative of the


---------------
(1) In the event this option is an incentive stock option as specified in the Grant Notice, the exercise of this option more than three (3) months after the date of Optionee's cessation of Employee status for any reason (other than death or permanent disability) will disqualify this option for favorable tax treatment as further specified in Paragraph 17A.



                                       3.

     Optionee's estate (or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have the right to exercise this option for any or all of the Optioned Shares for which this option is exercisable on the date of the Optionee's cessation of Service. Such right shall lapse, and this option shall cease to be exercisable, upon the earlier of (A) the expiration of the twelve (12) month period measured from the date of Optionee's cessation of Service or (B) the Expiration Date.

            (iii) Should the Optionee's Service be terminated for any of the following reasons, then this option shall terminate and cease to be exercisable immediately upon such termination of Service:

               (1) Optionee's intentional misconduct or continuing gross neglect of duties which materially and adversely affects the business and operations of the Company or any Parent or Subsidiary corporation employing Optionee;

               (2) Optionee's unauthorized use or disclosure (or attempt thereat) of confidential information or trade secrets of the Company or its Parent or Subsidiary corporations;

               (3) Optionee's commission of an act involving embezzlement, theft, fraud, falsification of records, destruction of property or commission of a crime or other offense involving money or other property of the Company or any Parent or Subsidiary corporation employing Optionee.

          The reasons for termination of Optionee's Service set forth in this subparagraph (iii) are not intended to be, and are not inclusive of, all acts or omissions which the Company may deem to constitute misconduct or other grounds for terminating the Optionee's (or any other individual's) Service.

          6.   Adjustment in Optioned Shares.

          A. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, the Plan Administrator shall make appropriate adjustments to (a) the class and/or number of securities subject to this option and (b) the Option Price payable per share in order to


                                       4.

reflect such change and thereby preclude a dilution or enlargement of benefits hereunder. The adjustments so determined by the Plan Administrator shall be final, binding and conclusive.

     B. In the event that (i) the Company is the surviving entity in any Corporate Transaction (within the meaning of Paragraph 7A) which does not result in the termination of this option pursuant to the provisions of Paragraph 7 or
(ii) this option is to be assumed in connection with such Corporate Transaction, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to this option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price shall remain the same.

     7.   Corporate Transaction/Change in Control.

     A. Upon the occurrence of one or more of the following (a "Corporate Transaction"):

          (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any entity other than a Parent or Subsidiary of the Company, or,

          (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, the exercisability of this option shall, to the extent it is not otherwise at the time fully exercisable, be automatically accelerated so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Optioned Shares and may be exercised for all or any portion of such shares, whether or not this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation or parent thereof.

     B. This option, to the extent not previously exercised, shall terminate upon the consummation of the Corporate Transaction.

                                       5.

and cease to be exercisable, unless it is expressly assumed by the successor corporation or parent thereof.

     C. Upon the occurrence of one or more of the following transactions (a "Change in Control"):

          (i) the acquisition by a person or group of relating persons, other than the Company or any person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities pursuant to a transaction or series of related transactions which the Board does not approve; or

          (ii) the first date within any period of thirty-six (36) consecutive months or less on which there is effected any change in the composition of the Board such that the majority of the Board (determined by rounding up to the next whole number) ceases to be comprised of individuals who either (I) have been members of the Board continuously since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (I) who were still in office at the time such election or nomination was approved by the Board;

the exercisability of this option (if outstanding at the time) shall be automatically accelerated so that such option shall become exercisable, immediately prior to the consummation of the Change in Control, for all of the Optioned Shares and may be exercised for all or any portion of such shares at any time thereafter until the expiration or sooner termination of the option term.

     D. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge,consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     8. Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option, paid the Option Price for the purchased shares and satisfied all other applicable conditions precedent to the issuance of the certificates for such shares.

                                       6.

          9.   Manner of Exercising Option.

          A. In order to exercise this option for one or more Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

               (i) Execute and deliver to the Secretary of the Company a written notice of exercise (the "Exercise Notice") in substantially the form of Exhibit I attached hereto.

               (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:

                    (1) full payment in cash or check made payable to the Company's order; or

                    (2) full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                    (3) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check.

               (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

          B. The Option Price may also be paid through a sale and remittance procedure. Pursuant to such procedure, Optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Optioned Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for such purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) shall concurrently provide written directives to the Company to deliver the certificates for the purchased Optioned Shares directly to such brokerage firm in order to complete the sale transaction.


                                       7.

     C. For purposes of this Agreement, the Exercise Date shall be the first date on which the Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure of Paragraph 9B is utilized, payment of the Option Price shall immediately become due and shall accompany the Exercise Notice.

     D. As soon as practical after the Exercise Date, the Company shall mail or deliver to Optionee (or to the other person or persons exercising this option) a certificate or certificates representing the purchased shares.

     E.   In no event may this option be exercised for any fractional shares.

     10.  Compliance with Laws and Regulations.

     A. The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

     B. In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

     11. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 7A, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

     12.  Liability of Company.

     A. If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained.

     B. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to



                                       8.

which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

          13. No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Company (or any Parent or Subsidiary employing or retaining Optionee) for any period of time or otherwise interfere with or restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason whatsoever, with or without cause.

          14. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          15. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          16. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          17. Additional Terms Applicable to an Incentive Stock Option. In the event this option is an incentive stock option as specified in the Grant Notice, the following terms and conditions shall also apply to the grant:

               A. This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Optioned Shares: (i) more than three (3) months after the date the Optionee ceases Employee status for any reason other than death or permanent disability or (ii) more than one (1) year after the date the Optionee ceases Employee status by reason of permanent disability.



                                       9.

          For purposes of this Paragraph 17, Optionee shall be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) consecutive months or more, unable to perform his/her usual duties for the Company or Subsidiary retaining his/her services.

          B. Except in the event of a Corporate Transaction or Change in Control under Paragraph 7, this option shall not become exercisable in any calendar year during which it is outstanding if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which this option or one or more other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion will first become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 17B would not be contravened.

          C. Should the exercisability of this option be accelerated upon a Corporate Transaction or Change in Control in accordance with Paragraph 7, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate fair market value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction or Change in Control occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which this option or one or more other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

          D. To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, the Optionee will recognize compensation income in connection with the acquisition of one or more Optioned Shares hereunder, and the Optionee must make appropriate arrangements for the satisfaction of


                                      10.

all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to such compensation income.

     18. Additional Terms Applicable to a Non-Statutory Stock Option. In the event this option is a non-statutory stock option as specified in the Grant Notice, Optionee hereby agrees to make appropriate arrangements with the Company or Parent or Subsidiary employing Optionee for the satisfaction of any Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

     19.  Tax Withholding.

     A. Optionee may elect to have the Company withhold, from the shares of Common Stock acquired under this option, one or more of such shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% up to 100% as specified by the Optionee) of the Federal and State income taxes incurred in connection with the acquisition of such shares.

     B. In lieu of the direct withholding provisions of subparagraph A above, Optionee is also hereby provided the election to deliver shares of Common Stock to the Company in satisfaction of the entire Federal and State tax liability incurred in connection with the exercise of this option.

     C. Each election, whether under subparagraph A or B above, shall be subject to the following terms and conditions:

          (i) The election must be made on or before the date the amount of the Federal and State income tax liability incurred in connection with the acquisition of the shares is determined (the "Tax Determination Date").

          (ii)  The election shall be irrevocable.

          (iii) The election shall be subject to the approval of the Plan Administrator, and no shares of Common Stock shall be accepted in satisfaction of the applicable taxes except to the extent the election is approved by the Plan Administrator.

          (iv) The shares of Common Stock to be withheld pursuant to the election shall be valued on the Tax Determination Date in accordance with the Fair Market Value provisions of this Agreement.

          (v)   In no event may the Optionee's

                                      11.

     requested withholding exceed the dollar amount of the Federal and State income taxes incurred in connection with the acquisition of Common Stock under this Option.

     D. If Optionee is a Section 16(b) Insider at the time the election is to be made, then the following limitations, in addition to the provisions of subparagraph c above, shall also be applicable:

          (i) The election may not be made within six (6) months after the Grant Date of the option.

          (ii) The election must be made six (6) months or more prior to the Tax Determination Date for the acquired Common Stock, or both the option and the election must be concurrently exercised during any quarterly "window" period beginning on the third (3rd) business day following the date of public release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth (12th) business day following such release date.

     [20. Limited Stock Appreciation Right. Optionee is hereby granted a limited stock appreciation right, exercisable upon the terms and conditions set forth below:

     A. Provided Optionee is at the time a Section 16(b) Insider, then in the event there should occur a Change in Control (within the meaning of Paragraph
7C), Optionee shall have the right to surrender this option upon the following terms and conditions:

          (i) The stock appreciation right shall not become exercisable in whole or in part until this option has been outstanding for at least a six
     (6)-month period measured from the Grant Date.

          (ii) Provided such six (6)-month requirement is satisfied, Optionee shall have the right, exercisable for a period of thirty (30) days following the Change in Control, to surrender this option (if outstanding at the time) in exchange for a cash distribution from the Company equal in amount to the excess of (a) the Change in Control price (at date of surrender) of the number of Optioned Shares subject to the surrendered option over (b) the aggregate option price payable for such shares.

          (iii) For purposes of subparagraph (ii) above, the Change in Control Price per share of the Optioned Shares subject to the surrendered option shall be deemed to be equal to the greater of (a) the Fair

                                      12.

     Market Value per share on the date of surrender or, if applicable, (b) the highest reported price per share paid in effecting the Change in Control. However, if the surrendered option is an incentive stock option as specified in the Grant Notice, then the Change in Control Price shall not exceed the value per share determined under clause (a) above.

          (iv) The stock appreciation right may be exercised by the Optionee upon written notice to the Company, accompanied by the return of this Agreement and all other instruments evidencing the surrendered option, prior to the expiration of the applicable thirty (30) day exercise period. Such exercise period shall be shortened to the extent the option has not been outstanding for at least six (6) months on the date such exercise period would otherwise commence under subparagraph (ii) above.

          (v) The appreciation distribution to which such individual shall become entitled upon exercise of the stock appreciation right in accordance herewith shall be made entirely in cash, and no approval of the Plan Administrator shall be required in connection with the exercise of such right or the payment of the appreciation distribution.

          (vi) In no event may this limited stock appreciation right be exercised when there is not a positive spread between the Change in Control Price and the aggregate option price payable for such shares. This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by the Optionee.

     B. Upon the exercise of the stock appreciation right, Optionee shall have no further rights to acquire shares of Common Stock under the surrendered option.]

                                      13.

                                   EXHIBIT I


                       NOTICE OF EXERCISE OF STOCK OPTION

     I hereby notify Giga-Tronics Incorporated (the "Company") that I elect to purchase _______________ shares of Common Stock of the Company (the "Purchased Shares") pursuant to that certain option (the "Option") granted to me on _____________________ , 19___ to purchase up to ________________ shares of the
Company's Common Stock at an option price of $ _____________________ per share (the "Option Price").

          Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, I shall hereby pay to the Company the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.



---------------------------------------     ------------------------------------
Date                                        Optionee

                               Address:
                                            ------------------------------------

                                            ------------------------------------

     Print name in exact manner
     it is to appear on the
     stock certificate:                     ------------------------------------

     Address to which certificate
     is to be sent, if different
     from address above:                    ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

     Social Security Number:                ------------------------------------

     Employee Number:                       ------------------------------------